Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Profusa, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, underlying Public Warrants	(1)	Other	9,487,500	$11.50	$109,106,250.00	0.0001381	$15,067.57
Fees to be Paid	Equity	Common Stock	(2)	Other	25,000,000	0.09	2,250,000.00	0.0001381	310.73
Fees to be Paid	Equity	Common Stock	(3)	Other	4,743,750	0.09	426,937.50	0.0001381	58.96
Fees to be Paid	Equity	Common Stock, underlying Private Warrants	(4)	Other	7,347,500	11.50	84,496,250.00	0.0001381	11,668.93
Fees to be Paid	Equity	Representative's shares of Common Stock underlying Representative Warrants	(5)	Other	569,250	11.50	6,546,375.00	0.0001381	904.05
Fees to be Paid	Equity	Inducement Shares of Common Stock	(6)	Other	150,000	0.09	13,500.00	0.0001381	1.86
Fees to be Paid	Equity	Common Stock	(7)	Other	5,679,426	$0.09	$511,148.34	0.0001381	$70.59

Total Offering Amounts:							$203,350,460.84		28,082.69
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$28,082.69

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on January 29, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based upon the price at which the Public Warrants, Private Placement Warrants, and Representative Warrants may be exercised.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on January 29, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on January 29, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on January 29, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based upon the price at which the Public Warrants, Private Placement Warrants, and Representative Warrants may be exercised.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on January 29, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act of 1933, as amended, based upon the price at which the Public Warrants, Private Placement Warrants, and Representative Warrants may be exercised.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on January 29, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The NASDAQ Stock Market on January 29, 2026.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder for the selling shareholders include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.